UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 18, 2016

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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.     Termination of a Material Definitive Agreement
On July 18, 2016, the Registrant’s subsidiary, Endo Ventures Limited (“Endo”), provided written notice to Noramco, Inc. (“Noramco”) that Endo was terminating the Supply Agreement, dated as of April 27, 2012, by and between Endo (by assignment from Endo Pharmaceuticals Inc.) and Noramco (as amended, the “Supply Agreement”). The effective date of the termination is April 27, 2017. Endo is terminating the Supply Agreement in accordance with its terms and the termination will not give rise to any early termination fees or penalties.
Pursuant to the Supply Agreement, Noramco manufactures and supplies certain narcotic active drug substances, in bulk form, for inclusion in the controlled substance pharmaceutical products of the Registrant and its subsidiaries. There are no minimum annual purchase commitments under the Supply Agreement; however, the terms of the Supply Agreement require Endo to purchase from Noramco a fixed percentage of the Registrant and its subsidiaries’ annual requirements of each narcotic active drug substance covered by the Supply Agreement. The purchase price for these substances is equal to a fixed amount, adjusted on an annual basis based on volume.
A copy of the notice of termination is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Notice of Termination, effective as of April 27, 2017, of the Supply Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

 Dated: July 18, 2016

ENDO INTERNATIONAL PLC
(Registrant)

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Notice of Termination, effective as of April 27, 2017, of the Supply Agreement